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 (LETTERHEAD OF MCMAHON, SUROVIK, SUTTLE, BUHRMANN, COBB & HICKS APPEARS HERE)

                                                                     EXHIBIT 5.1

                               January 10, 1994



First Financial Bankshares, Inc.
P.O. Box 701
Abilene, TX 79804

Dear Sirs:

     We have acted as counsel to First Financial Bankshares, Inc. (the "Company") in connection with certain matters concerning a Registration Statement on Form S-4 (the "Registration Statement") relating to an aggregate of 232,550 shares (the "Shares") of the Company's Common Stock, par value $10.00 per share, to be issued in connection with the Exchange Offer by the Company to the shareholders of Concho Bancshares, Inc. Capitalized terms used herein that are not otherwise defined have the meaning ascribed to them in the Prospectus which constitutes a part of the Registration Statement.

     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. During the course of our examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

     Based upon our examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery against payment therefor in the manner contemplated by the Exchange Offer and Merger, be validly issued, and upon such issuance, the Shares will be fully paid and nonassessable.

     This firm consents to the filing of this opinion as to an exhibit to the Registration Statement and to the reference to the firm in the Prospectus constituting a part thereof under the caption "Legal Matters."

                                    Very truly yours,

                                    McMAHON, SUROVIK, SUTTLE,
                                    BUHRMANN, COBB & HICKS, P.C.

                                    By: /s/ David L. Buhrmann
                                       -----------------------------
                                       David L. Buhrmann

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